UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K
_______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 15, 2015
_______________

Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)
_______________

Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On July 15, 2015, Satish Bhagavatula, Chief Technology Officer (“CTO”) and Chief Information Officer (“CIO”) informed Crexendo, Inc. (“the Company”) that he is resigning from both positions effective July 31, 2015. Mr. Bhagavatula’s   decision was not the result of any disagreement between the Company and Mr. Bhagavatula on any matter relating to the Company's operations, policies or practices. Mr. Bhagavatula has agreed to remain with the Company as an employee until at least December 31, 2015 to assist in completing projects he has been working on and to transition his roles to others.

Mr. Bhagavatula is intending to commence a consulting practice; the Company will discuss retaining Mr.  Bhagavatula as a consultant after his employment terminates, although no such agreement has been made.

The Company intends to promote engineers to assume Mr. Bhagavatula’s responsibilities but does not have a present intention to replace the positons of CIO and CTO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 15, 2015	Crexendo, Inc.

By:
Ronald Vincent
Chief Financial Officer